Axis Communications
Channel Partner Program Membership Agreement
Gold Solution Partner Level

THIS AGREEMENT effective as of June 17, 2009, by (WRITE IN LEGAL COMPANY NAME) IntelaSight, Inc. dba Iveda Solutions and between AXIS COMMUNICATIONS INC., a company duly organized and existing under the laws of Massachusetts, USA, having its principal place of business at 100 Apollo Drive, Chelmsford, MA 01824, USA ("Axis") and (WRITE IN LEGAL COMPANY NAME) IntelaSight, a company duly organized and existing under the laws of (WRITE IN STATE) WA, having its principal place of business at (WRITE IN COMPLETE MAILING ADDRESS) 1201 S. Alma School Road, #4450 Mesa, AZ 85207 ("Partner").

Axis will provide the Partner access to the following:

- Up to "Gold Level" discount through participating Axis authorized distributors
- Dedicated Account Manager
- Free Technical and Sales training
- Sales and marketing collateral
- Secure partner web site
- End user upgrade program
- Demonstration/NFR unit program
- Free Technical support
- Express RMA Service
- Free Web Based Training
- Ability to attend Axis Communications' Academy
- Monthly Axis Partner newsletter

Obligations of the Partner:

- Partner will place all orders through an authorized Axis Communications distributor.
- Partner must purchase a minimum of $50,000 per quarter of Axis products. If the Partner fails to meet this requirement, Axis shall have the right to transition the Partner to the appropriate partner level and adjust program benefits accordingly.
- Partner must be able to provide a total solution to include Axis products, and/or Authorized ADP software, additional accessories such as enclosures and other hardware.
- Partner will not exclusively sell Axis products on the Worldwide Web.
- Partner does not have the right to appoint sub-Partners and will sell directly to end-users only.
- Partner must attend in person one Axis sponsored technical and sales training per year.
- The Partner buys and sells the Products in its own name and for its own account. The Partner acts as an independent trader in relation to Axis and the customers and is not authorized to act in the name of Axis.
- Axis hereby appoints the Partner as a non-exclusive Partner for sale of Axis Products in the United States.
- Partner must sign Axis Non-Disclosure Agreement to be eligible to receive early and pre-release product information.
- In order to receive any benefits of being an Axis Partner, the Partner agrees not to advertise any Axis branded/sourced product on the Worldwide Web below MSRP.

Term & Termination:
Either party can terminate this Channel Partner Agreement at any given time with written notice.

I agree and accept the details of the Axis Communications Channel Partner Program Agreement and terms and conditions for membership:

Company Name: IntelaSight dba Iveda Solutions	Company Name: Axis Communications, Inc.
Signature: L.A. Berg	Signature: [signature]
Print Name: Luz A. Berg	Print Name: P. Lawrence Newman
Title: Sr. VP of Operations	Title: Director of Sales
Date: 6/23/09	Date: 6/23/09